Exhibit 99.06

                                Southern Company
                               Financial Overview
                            (In Millions of Dollars)

                                               3 Months Ended March
                                      -----------------------------------------
                                       2006         2005            % Change
                                       ----         ----            --------

 Consolidated -
 Operating Revenues                   $3,063       $2,787              9.9%
 Earnings Before Income Taxes            367          393             -6.7%
 Net Income                              262          323            -19.0%

 Alabama Power -
 Operating Revenues                   $1,073         $970             10.6%
 Earnings Before Income Taxes            142          113             25.4%
 Net Income Available to Common           82           93            -12.1%

 Georgia Power -
 Operating Revenues                   $1,487       $1,370              8.5%
 Earnings Before Income Taxes            213          227             -6.4%
 Net Income Available to Common          132          142             -7.5%

 Gulf Power -
 Operating Revenues                     $263         $225             17.1%
 Earnings Before Income Taxes             21           22             -6.2%
 Net Income Available to Common           12           15            -15.3%

 Mississippi Power -
 Operating Revenues                     $209         $215             -3.0%
 Earnings Before Income Taxes             25           28            -12.1%
 Net Income Available to Common           15           17             -9.8%

 Savannah Electric -
 Operating Revenues                      $97          $89              9.5%
 Earnings Before Income Taxes              1            2            -49.9%
 Net Income Available to Common            0            1            -71.3%

 Southern Power -
 Operating Revenues                     $140         $153             -8.5%
 Earnings Before Income Taxes             32           38            -13.6%
 Net Income Available to Common           20           23            -13.8%

Notes
-----
- Southern Company GAS completed the sale of substantially all of its assets on January 4, 2006 and is included in consolidated earnings in all periods as discontinued operations.
- Certain prior year data has been reclassified to conform with current year presentation.
- Information contained in this report is subject to audit and adjustments and certain classifications may be different from final results published in the Form 10-Q.